Exhibit 1.2

fjtor4 leur @ Business CorpOrations Act/ Loisur les soci6t68 par actcons .. Form3 Business Corporations Act Formule 3 Loi wries sociiMs p r •clions ARTICLES OF AMENDMENT STATUTS DE MODIFICATION 1. The name of the corporation is:(Set eM in BLOCK CAPITAL LETTERS) p A L I S A D E R E s 0 u R c E s c 0 R p 2. The name of the corporationIs changed to (if applicable ):(Set out In BLOCK CAPITAL LETTERS) Nouvelle denomination soclale de Ia societe (s'il y a lieu) (ecrire en LETTRES MAJUSCULES SEULEMENT) : 3. Date of Incorporation/amalgamation: Date de Ia constitution ou de Ia fusion : 2016/01/06 (Year,Month, Day) (annee, mols,jour) 4. Complete only If there Is a change In the number of directors or the minimum I maximum number of directors. IIfaut rempllr cette partie seulement site nombre d'admlnlstrateurs ou site nombre minimalou maximal d'admlnlstrateurs a changt. Number of directors Is/are: Nombre d'admlnistrateurs : Number Nombre or m!nlmum and maxlmym number of directors !stare: nombres m!nlmum et maxJmym d'admln!strateurs : mlnlmymand maximum minimum et maxlmym ou 5. The articles of the corporation are amended as follows: Les statuts de Ia societe soot modifies de Ia fan suivante : The articles of incorporation of the Company be amended effective February 1, 2017, to subdivide every one (1) issued and outstanding common share of the Company into one hundred (100) common shares of the Company. 07119 (2011/0S) C Queen's Printer for Ontario, 2011/ C lmprlmeur de Ia Reine pour !'Ontario.2011Page 1ot/de 2

6. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act. La modification a ete dOment autorisee conformement aux articles 168 et 170 (seton le cas}de Ia Loi sur les soci9t9s par actions. 7. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on Les actlonnaires ou res adminlstrateurs (seton Je cas) de Ia societe ont approuve Ia resolution autorisant Ia modification Ia 2017/02/01 (Year,Month, Day} (ann1M,mols,jour) These articles are signed In duplicate. Les presents statuts sont slgnes en double exempiaire. PALISADE RESOURCES CORP. (Print name of corporation from Article 1 on page 1) (Veulllez 6crir le nom de Ia socl6te de l'artlcle un ilia page une). PRESIDENT (Description of Otlice) (Fonction) 07119 (2011105) Page 2 of/de 2